UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 27, 2006

FLORIDA EAST COAST INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

001-08728	20-4427296
(Commission File Number)	(IRS Employer Identification No.)

One Malaga St., St. Augustine, FL	32084
(Address of Principal Executive Offices)	(Zip Code)

904-829-3421

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 (a) Entry into a Material Definitive Agreement.

In connection with the acquisition of the Codina Group and related property interests by Florida East Coast Industries, Inc. (FECI), Armando Codina was named President and Chief Executive Officer of Flagler Development Company and the Codina Group on April 27, 2006. Mr. Codina and FECI entered into an employment agreement and change in control agreement on that date.

Codina Acquisition

On January 5, 2006, the company entered into the following agreements related to the acquisition of the Codina Group, Inc. and property interests of Armando Codina, which were consummated on April 27, 2006:

•	Agreement and Plan of Merger and Contribution dated as of January 5, 2006 among Florida East Coast Industries, Inc. Foxx Holdings, Inc., Foxx Merger Sub, Inc., Armando Codina, C/Countyline, LLC and C/WDL, Ltd. (“Contribution Agreement”)

•	Admission and Contribution Agreement made as of January 5, 2006 by and among Codina Doral, Inc., Armando Codina, Ana-Marie Codina Barlick, Alexandra Margarita Codina, Andrea Codina Miyares and Amanda Marcia Codina and Flagler Doral, LLC (“Partnership Agreement”)

•	Agreement of Purchase and Sale of Membership Interests made as of January 5, 2006 by and among Codina Atlas, Ltd., Armando Codina and Flagler Commons, LLC (Commons Agreement)

•	Agreement of Purchase and Sale of Membership Interests made as of January 5, 2006 by and among Codina Holdings, III, Ltd., Armando Codina and FECR Land Holdings, LLC (BN Expansion Agreement)

Under the Contribution Agreement, the company acquired 100% of the stock of Codina Group, Inc. Codina Group was solely owned by Armando Codina and is engaged, through five subsidiaries, in real estate development, construction, brokerage and property management services. In addition the company acquired the following real property interests:

•	Beacon Countyline, consisting of 457 acres of unimproved land in Hialeah

•	Gables Office Building, a 45,000 square foot office building under construction in Coral Gables

•	Beacon Lakes, 21.2% interest in a venture with AMB Properties that owns a 432-acre industrial park, including three industrial buildings and entitlements for an additional 6.2 million square feet in West Dade

•	Burger King, a 30% interest in a venture with an affiliate of JPMorgan to acquire land and construct a 15-story, 250,000-square-foot building for Burger King’s corporate headquarters

•	Red Road Commons, a proposed 50% interest in a venture with an affiliate of Fairfield Properties, Inc. to build 407 unit residential apartments on land to be leased in South Miami

In exchange for these assets, Mr. Codina received initial consideration of $72.7 million in company stock, or 1,713,431 shares (of which 171,343 shares are held in escrow pending post closing adjustments and indemnifications). This stock cannot be transferred, sold, pledged or otherwise disposed of for two years and for the successive three years thereafter no more than 25%, 50% and 75% of those shares may be sold or transferred in any one year. Under the Contribution Agreement, Mr. Codina may receive up to an additional 1.295 million shares of company stock in additional consideration upon the achievement of value-based milestones. These contingent consideration shares are currently held by an escrow agent. The company also assumed $36 million of debt. Twenty-seven employees of Codina were granted collectively $12.2 million of restricted stock. Twenty-five percent (25%) of the restricted stock will vest on the first anniversary and the rest will vest on the third anniversary.

Under the Partnership Agreement, a subsidiary of FECI became a general partner of a partnership (the “Partnership”) with Mr. Codina and his children as limited partners. The Partnership has a 50.1% interest in a venture which holds an option to acquire and re-develop 77 acres in South Florida for residential and commercial uses in phases. The Codina partners will be entitled to receive up to $30 million in partnership distributions from the Partnership of which the after-tax portion may be paid by the issuance of shares of FECI common stock valued at the time of distribution. This will be paid only after FECI has been repaid any capital it invests in the Partnership along with a return on that capital of 9%, and then only if sufficient net cash flow is generated. Any additional profits are payable to the company.

Under the Commons Agreement, a subsidiary of Flagler Development Company acquired Beacon Commons, a 92-acre parcel in Doral. This acquisition occurred on April 24, 2006. The purchase price was $54 million in cash.

Under the BN Expansion Agreement, a subsidiary of Florida East Coast Railway, LLC acquired 40 acres adjacent to Beacon Countyline. This acquisition occurred on April 24, 1006. The purchase price was approximately $11.8 million in cash.

The Beacon Commons and BN Expansion properties were acquired utilizing tax deferred sales proceeds pursuant to Section 1031 of the Internal Revenue Code, as amended.

The employment agreement between FECI and Mr. Codina has an initial term of three years, provides for a base salary of $500,000 (to be reviewed annually), a target annual cash incentive bonus opportunity of 65% and a maximum of 130% of base pay and an annual long-term equity incentive, upon attainment of performance goals established by the compensation committee of the board of directors.

In the event Mr. Codina is terminated other than for cause, death or disability, or he terminates his employment for good reason (as defined in the employment agreements), the employment agreement obligates the company to, among other things, (i) continue payments to him of an amount equal to two times base salary and bonus, and (ii) continue his health plan participation for a period up to 18 months.

The employment agreement entitles Mr. Codina to participate in the company’s retirement savings, welfare, fringe benefit, and car allowance plans, programs and arrangements.

The change in control agreement provides for additional severance and extended health care in the event of a termination in connection with a change in control of the Company (as defined in the agreement).

The Employment Agreement is attached as Exhibit 99.1 and the Change in Control Agreement is attached as Exhibit 99.2.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 28, 2006, Armando Codina was elected to the Board of Directors of FECI by the incumbent board of directors. Mr. Codina established Codina Group, Inc., a Coral Gables, Florida real estate investment, development, construction, brokerage and property management firm in 1979. He serves on the Board of Directors of AMR Corporation, American Airlines, Inc., Bell South Corporation, Merrill Lynch & Co., Inc., General Motors Corporation and Burger King Corporation. Mr. Codina also serves as President and Chief Executive Officer of Flagler Development Company and the Codina Group; as an employee of the Company, he will not serve on any standing committees of the Board. See Item 1.01(a) above for a description of the acquisition by the Company of the Codina Group and related property interests.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Florida East Coast Industries, Inc.

BY:	/s/ Heidi J. Eddins
Heidi J. Eddins
Executive Vice President,
General Counsel & Corporate Secretary

Dated: May 1, 2006

Index to Exhibits

99.1	Employment Agreement, dated as of April 27, 2006, between Florida East Coast Industries and Armondo Codina.

99.2	Change in Control Agreement between Florida East Coast Industries and Armondo Codina